UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549

                                   SCHEDULE 14C INFORMATION

                                        CURRENT REPORT

                                   PURSUANT TO SECTION 14(C)
                                            of the
                                SECURITIES EXCHANGE ACT OF 1934

                              Date of Report November 9, 2004

                                      Dark Dynamite, Inc.
                                      -------------------
                    (Exact name of registrant as specified in its charter)

                                            Nevada
                (State or other jurisdiction of incorporation or organization)


      23723P 10 2                                       65-1021346
      -----------                                       ----------
    (CUSIP Number)                        (IRS Employer Identification Number)


                       c/o Jared Gold, President
         63 West 100 South 2nd Floor Studio, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                 (801) 746-3435 (Registrant's telephone
                     number, including area code)


                              We Are Not Asking You For a Proxy
                                              AND
                           You Are Requested Not to Send Us A Proxy

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Check the appropriate box:
               [ X]   Preliminary Information Statement
               [   ]         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
               [   ]         Definitive Information Statement


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                                     -------------------
                                     Dark Dynamite, Inc.
                                     -------------------
                       (Name of Registrant as Specified in its Charter)
                                     --------------------

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Payment of Filing Fee (Check the appropriate box):

               [ X ] No fee required.
               [  ]  Fee computed on table below per Exchange Act Rules
               14(c)-5(g) and 0-11.
               1) Title of each class of securities to which transaction
               applies:
               2) Aggregate number of securities to which transaction applies:
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
               4) Proposed maximum aggregate value of transaction: 0
               5) Total fee paid: $125.00

               [   ]         Fee paid previously with preliminary materials.
               [   ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               1) Amount Previously Paid:
               2) Form, Schedule or Registration No.:
               3) Filing Party: 4) Date Filed

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                                     Dark Dynamite Inc.
                             63 West 100 South, 2nd Floor Studio
                                  Salt Lake City, Utah 84101

                            Notice of Action by Written Consent
                       Of a Majority of the Outstanding Common Stock
                                Taken on November 9th, 2004

To the Stockholders of Dark Dynamite, Inc.:

This Information Statement is furnished to the stockholders of Dark Dynamite, Inc., a Nevada corporation (the Company), in connection with the following corporate action approved by the written consent by the holder of a majority of the outstanding shares of common stock of the Company:

               Amendment to the article of incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 2,500,000 to 5,000,000,000. The number of preferred shares authorized will remain at 5,000,000.


The Company is not asking you for a proxy and you are requested not to send a proxy. Your vote or consent is not requested or required to approve the above amendments to the Company=s article of incorporation This Information Statement is provided solely for your information.

Only stockholders of record at the close of business on November 9, 2004 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                            By Order of the Board of Directors



                                            --------------------------------
                                            Jared Gold, President & Director





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This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend Dark Dynamite, Inc.=s Articles of Incorporation.

                                      ITEM 1.

                               INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Dark Dynamite, Inc., a Nevada Corporation (the "Company"), in connection with resolutions of the Board of Directors and the written shareholder consent of a holder of in excess of 50% of the common stock of the Company providing for an amendment to the Company's Articles of
Incorporation:

Increasing the Company=s authorized common shares from 2,500,000 shares of $0.001 par value common stock to 5,000,000,000 shares of $0.001 par value common stock. The number of shares of preferred stock shall remain at 5,000,000.

Action to Increase the Authorized Capital Stock of the Company
The Company=s Articles of Incorporation, as currently in effect and reflecting the recently authorized 1 for 2,000 reverse stock split of the common stock , authorizes the Company to issue up to 2,500,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share. The Board of Directors and a Majority of the voting rights held by shareholders have approved an increase in the number of authorized shares of the common stock of the Company. Upon the filing of the Amended Articles of Incorporation, the Company will be authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share. The number of authorized preferred shares will remain the same at 5,000,000 shares, with a $0.10 par value per share. The Board of Directors believes that it is in the Company's and the Company's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide the Company with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The
Board of Directors has no immediate, understandings, agreements or commitments to issue additional shares of stock for any purposes. The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise.
The Company reserves the right to seek further increases in authorized shares from time to time in the future as considered appropriate by the Board of Directors.The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed. Under the Company's Articles of Incorporation, the Company stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.
In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the increase in the Company's authorized capital with the intent that it be utilized as a type of anti-takeover device.

In authorizing additional shares of common stock the potential for dilution of existing shareholder interests is increased. An additional 4,997,500,000 shares will be authorized for issuance by the board of directors of the Company. If all shares of additional common stock to be authorized by the described amendment to the Articles of Incorporation were issued, the current shareholders would be diluted to less than 0.02% of the common stock issued and outstanding at that point in time.

The Board of Directors and a person owning the majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved resolutions to effect the increase in the number of authorized shares of common stock or the recapitalization. No other votes are required or necessary. See the caption AVote Required for Approval,@ below. The Amendment will be filed and is expected to become effective on or about December 10, 2004.

The Form 10-QSB filed by the Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. The Company is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK.

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of common stock remaining available for future issuance is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of the Company's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by the board of directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company.

The Board of Directors also believes the availability of additional shares of common stock will enable the Company to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF COMMON SHARES?
A. The sole member of the Board of Directors has approved the increase in the number of common shares as is in the best interest of Dark Dynamite, Inc. and the best interest of the current shareholders of the Company.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of the Company your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME? A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of the Company.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Jared Gold, President of Dark Dynamite, Inc., 63 West 100 South, 2nd Floor Studio, Salt Lake City, Utah 84010 (801) 746-3435.


                        DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (Athe Nevada Law@) do not provide for dissenter=s rights of appraisal in connection with the Name Change or Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on November 9, 2004 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding approximately 962,751 shares of $0.001 par value post reverse split common stock. Richard D. Surber, by virtue of his position as President of Diversified Holdings X, Inc., holds voting control of 1,254,857 shares of the $0.10 par value preferred stock of the Company as of the record date, these shares represent 31,371,425 votes. Richard Surber, as president of Diversified Holdings X, Inc. has consented to the action required to effect the proposed amendments to the Company's Articles of Incorporation. Richard Surber personally owns 3,745,143 shares of the Company's preferred stock as of the record date, these shares represent 93,628,575 votes.
Mr. Surber has personally consented to the action to amend the Company's Articles of Incorporation. These consents will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company common stock and voting preferred stock as issued and outstanding as of November 9, 2004 (the numbers reflect the 1 for 2,000 reverse split authorized by the board of directors and to be effective as of November 17,
2004) by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:

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 Title of Class    Name and Address of                    Amount and Nature of          Percent of Class
                     Beneficial Owner                         Beneficial Owner
-----------------------------------------------------------------------------------------------------------

  Common Stock                Jared Gold
                        63 W. 100 S., 2nd Floor                  70,000                     7.27%
                      Salt Lake City, Utah 84101
-----------------------------------------------------------------------------------------------------------

  Common Stock         Richard Surber, President                 201(1)                     0.02%
                     Diversified Holdings X, Inc.
                        268 W. 400 S. Suite 300
                      Salt Lake City, Utah 84101
-----------------------------------------------------------------------------------------------------------
  Common Stock         Richard Surber, President                 250(1)
                     Hudson Consulting Group, Inc.
                       268 West 400 South, #300                                             0.03%
                      Salt Lake City, Utah 84101
-----------------------------------------------------------------------------------------------------------
Preferred Stock        Richard Surber, President
                     Diversified Holdings X, Inc.            1,254,857(1)(2)                25.1%
                     268 West 400 South, Suite 300
                      Salt Lake City, Utah 84101
-----------------------------------------------------------------------------------------------------------
Preferred Stock             Richard Surber
                     268 West 400 South, Suite 300            3,745,143(3)                  74.9%
                      Salt Lake City, Utah 84101
-----------------------------------------------------------------------------------------------------------

  Common Stock     All Executive Officers and Directors as a Grou70,000                     7.27%
-----------------------------------------------------------------------------------------------------------
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As of November 9, 2004, the Company had 962,751 shares of its common voting stock issued and outstanding and 5,000,000 shares of its preferred stock issued and outstanding. All references to the number of shares reflect the
1 for 2,000 reverse stock split of the common stock that has been authorized by the Board of Directors and will be effective as of November 17, 2004.
(1) Richard Surber is the President of Diversified Holdings X, Inc. and
Hudson Consulting Group, Inc. and has sole power to vote and sell the shares of the Company held by the two named corporations. (2) Preferred shares have voting and conversion rights on a 1 for 25 basis, the 1,254,857 shares of preferred stock held by Diversified Holdings X, Inc. thus represent
31, 371,425 shares of common stock for voting purposes. (3) The 3,745,143 shares of preferred stock held by Richard Surber personally have voting and conversion rights on a 1 for 25 basis, this number of shares thus represent
93,628,575 shares of common stock for voting purposes.

                          VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.


Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of the Company and the person owning and having voting power in excess of 50% of the outstanding voting securities of the Company have adopted, ratified and approved the change in the authorized shares of the Company. (See the heading AVoting Securities and Principal Holders Thereof@ above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company=s Articles of Incorporation consist of issued and outstanding shares of the Company=s $0.001 par value common voting stock and preferred stock holding voting rights as outstanding on November 9, 2004, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.

                                      ITEM 2.

                      STATEMENT THAT PROXIES ARE NOT SOLICITED
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                      ITEM 3.
               INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company=s Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Dark Dynamite, Inc. including its Form S-3 registration statement, Form 10-KSB for the year ended December 31, 2003 and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: November 9, 2004


                                            By Order of the Board of Directors


                                            -------------------------------
                                            Jared Gold, President and Director





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                                    Exhibit "A"

                            CERTIFICATE OF AMENDMENT
                                      TO THE
                           ARTICLES OF INCORPORATION OF
                                 Dark Dynamite, Inc.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Dark Dynamite, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the ACorporation@):

        Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Corporation.

        FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on March 21, 1995

        SECOND: The following amendments increasing the authorized common stock from 2,500,000 to 5,000,000,000 shares was adopted by 125,070,451 of the voting rights of the common and preferred shares, or 99%, of the issued and outstanding shares of preferred and common stock entitled to vote on and approve such amendments.

 THIRD: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

        AFOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Five Billion (5,000,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.10 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.@

 DATED this 9th day of November, 2004.


                                                             .
 Jared Gold, President, and Director




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                          CONSENT TO ACTION BY SHAREHOLDERS


        The following undersigned shareholders hereby consent to the adoption of an amendment to the Articles of Incorporation by Dark Dynamite, Inc. pursuant to Section 78.403 of the Nevada Revised Statutes, in the form and contents as set forth in the attachment hereto.

        These shareholders represent 125,070,451 voting shares or 99% of the issued and outstanding shares of Dark Dynamite, Inc. entitled to vote and includes 100% of the 5,000,000 shares of preferred stock that represent 125,000,000 votes (on a 1 for 25 voting basis for the preferred shares).


Diversified Holdings X, Inc.                  Hudson Consulting Group, Inc.
By:   /s/ Richard Surber
-----------------------------
  Richard Surber, President                  By:   /s/ Richard Surber       .
                                                 ----------------------------
       31,371,626 votes                           Richard Surber, President
                                                      250 votes

Richard Surber                                    Jared Gold

  /s/ Richard Surber                             /s/ Jared Gold
--------------------------                   ------------------------------
93,628,575 votes                                  70,000 votes







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